UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2008

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-14999	87-0432572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

From Intel Office, 800 meters West, 200 meters North and 300 meters West

City La Ribera de Belen, Heredia, Costa Rica

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (506) 2298-1280

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

As previously disclosed, on June 19, 2008, Rica Foods, Inc. (the “Company”), through its wholly-owned subsidiary Corporacion Pipasa S.A. (“Pipasa”), entered into a Letter of Intent (the “LOI”) with Sama Valores (G.S.) S.A. (“Sama”) to negotiate the purchase of all of the outstanding equity of Industrias Avícolas Integradas S.A. (“Indavinsa”), a Nicaraguan-based poultry and animal feed producer and customer of Pipasa, for consideration anticipated to equal US$24,000,000 (the “Transaction”). Sama, the trustee of a trust holding 96% of the equity interests of Indavinsa, along with certain other individuals not a party to the LOI collectively own all of the outstanding equity interests of Indavinsa.

As previously disclosed, on July 4, 2008, the parties agreed to extend the terms of the LOI for an additional 90 days for further exclusive negotiations, and on September 2, 2008, the LOI was further extended; however, Sama was no longer restricted to negotiate exclusively with Pipasa.

On September 25, 2008, the parties entered into a term sheet (the “Term Sheet”), which set out the anticipated terms of the Transaction. While not binding with respect to price and certain other material matters, the Term Sheet provided that the anticipated consideration for the Transaction would be US$21,500,000. Per the Term Sheet, the parties anticipated to close the Transaction by October 30, 2008.

On October 3, 2008, Pipasa entered into a Stock Purchase Agreement (the “Purchase Agreement”), effective as of September 30, 2008, by and among Pipasa, Sama, Marcela Arias Victory, a Costa Rican individual, Gilberth Valverde Castro, a Costa Rican individual, Alfonso José Sandino Granera, a Nicaraguan individual, and Martha Lorena Icaza Ochoa, a Nicaraguan individual (and together with Sama, Marcela Arias Victory, Gilberth Valverde Castro, Alfonso José Sandino Granera and Martha Lorena Icaza Ochoa, the “Sellers”), to purchase all of the outstanding equity interests of Indavinsa for approximately US$21,500,000 (the “Purchase Price”).

Of the Purchase Price, US$1,500,000 was paid at the signing of the Term Sheet. An additional payment of US$500,000 will be paid before October 30, 2008. The remainder of the Purchase Price will be paid to the Sellers by either (i) Pipasa’s assumption of a certain debt owed by Indavinsa to certain financial institutions in the total amount of US$19.5 million or (ii) the acquisition of new debt, pursuant to a joint agreement of the parties. The parties anticipate that the transaction will close on or before October 30, 2008.

The Purchase Agreement is subject to standard representations and warranties that will survive one year after closing. The Purchase Agreement is governed by the laws of Costa Rica, and all disagreements or disputes related to the sale of Indavinsa’s shares shall be definitively decided by three arbiters of law, pursuant to the Rules of Arbitration for the Center of Conciliation and Arbitration at the Costa Rican-American Chamber of Commerce. The arbitration shall take place in the city of San José, Costa Rica, and shall be conducted in Spanish.

Sama and Pipasa have a preexisting relationship which the Company disclosed on December 13, 2007. Because of the preexisting relationship of the parties, the Purchase Agreement was reviewed and approved by Pipasa’s board of directors, the Company’s audit committee, which is composed entirely of independent directors, and the Company’s board of directors.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which, translated from Spanish, is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statements

Nothing in this Current Report on Form 8-K should be read or interpreted to mean that the parties will be able to close the Transaction or that the Transaction will close as presented in the Purchase Agreement.

The Purchase Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Purchase Agreement are qualified and limited, including by information in the schedules referenced in the Purchase Agreement that Pipasa delivered in connection with the execution of the Purchase Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Pipasa or its affiliates.

Certain statements made in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects upon the Company. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s and its subsidiaries’ relationships with its suppliers and vendors, international markets, commodities prices, future restatements by the Company and other risk factors. There can be no assurance that future developments affecting the Company will be those anticipated by management.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Stock Purchase Agreement, effective as of September 30, 2008, by and among Pipasa, Sama, Marcela Arias Victory, a Costa Rican individual, Gilberth Valverde Castro, a Costa Rican individual, Alfonso José Sandino Granera, a Nicaraguan individual, and Martha Lorena Icaza Ochoa, a Nicaraguan individual, dated as of October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rica Foods, Inc. (Registrant)

By:	/s/ Gustavo Barboza
Name:	Gustavo Barboza
Title:	Chief Financial Officer

Dated: October 9, 2008

Exhibit Index

Exhibit No.

2.1	Stock Purchase Agreement, effective as of September 30, 2008, by and among Pipasa, Sama, Marcela Arias Victory, a Costa Rican individual, Gilberth Valverde Castro, a Costa Rican individual, Alfonso José Sandino Granera, a Nicaraguan individual, and Martha Lorena Icaza Ochoa, a Nicaraguan individual, dated as of October 3, 2008.